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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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Lam Research Corporation

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LAM RESEARCH CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held November 4, 2004

To the Stockholders:

NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Stockholders of Lam Research Corporation, a Delaware corporation (the “Company” or “Lam”), will be held on Thursday, November 4, 2004, 11:00 a.m., local time, at the principal executive offices of the Company at 4650 Cushing Parkway, Fremont, California 94538, for the following purposes:

1.	To elect directors to serve for the ensuing year, and until their successors are elected;

2.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending June 26, 2005; and

3.	To transact such other business as may properly come before the meeting, or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on September 10, 2004, are entitled to notice of and to vote at the meeting, and for any adjournment thereof.

All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to vote by proxy via telephone, Internet, or mail in accordance with the voting instructions on the proxy card. If you vote by mail, mark, sign, and date the enclosed proxy and return it as promptly as possible in the postage-prepaid and return-addressed envelope enclosed for that purpose. However, any stockholder of record attending the meeting may vote in person, even if the stockholder has returned a proxy. Stockholders who wish to cast their votes at the meeting must attend in person. However, a simultaneous webcast will be available on Lam’s web site at www.lamrc.com for stockholders who cannot attend in person and wish to listen to the Annual Meeting and any discussion by management immediately after its adjournment.

By Order of the Board of Directors,

George M. Schisler, Jr.
Assistant Secretary

Fremont, California
October 8, 2004

YOUR VOTE IS IMPORTANT

In order to assure your representation at the meeting, you are requested to vote by proxy via telephone, Internet, or mail in accordance with the voting instructions on the proxy card. If you vote by mail, you should mark, sign, and date the enclosed proxy card as promptly as possible and return it in the enclosed return-addressed envelope.

LAM RESEARCH CORPORATION

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
To Be Held November 4, 2004

LAM RESEARCH CORPORATION

PROXY STATEMENT FOR 2004 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of Lam Research Corporation, a Delaware corporation (the “Company” or “Lam”), for use at the Annual Meeting of Stockholders to be held Thursday, November 4, 2004, at 11:00 a.m., local time (the “Annual Meeting”), or for any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the principal executive offices of the Company at 4650 Cushing Parkway, Fremont, California 94538. The Company’s telephone number at that location is (510) 572-0200. Stockholders who wish to cast their votes at the meeting must attend in person. For those stockholders who cannot attend in person and wish to listen to the proceedings, the Annual Meeting and any discussion by management after its adjournment will be available via simultaneous webcast. The webcast may be accessed via the Lam Internet web site (www.lamrc.com) by locating the link in the Investor Relations section of the web site.

These proxy solicitation materials will be mailed on or about October 8, 2004 to all stockholders entitled to vote at the meeting. A copy of Lam Research Corporation’s 2004 Annual Report to Stockholders accompanies this Proxy Statement.

Record Date and Principal Share Ownership

Stockholders of record at the close of business on September 10, 2004, are entitled to receive notice of and to vote at the Annual Meeting. At the record date, 135,779,483 shares of the Company’s Common Stock were outstanding.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, attending the Annual Meeting in and of itself does not constitute a revocation of a proxy.

Voting and Solicitation

Each stockholder voting on the election of directors may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected (six at this meeting) multiplied by the number of shares held by such stockholder, or distribute the stockholder’s votes on the same principle among as many candidates as the stockholder deems appropriate. However, votes cannot be cast for more than six candidates. No stockholder shall be entitled to cumulate votes for a candidate unless the candidate’s name has been placed in nomination prior to the voting.

Where no vote is specified or where a vote FOR all nominees is marked, the cumulative votes represented by a proxy will be cast, unless contrary instructions are given, at the direction of the proxy holders in order to elect as many nominees as believed possible under the then-prevailing circumstances. If a stockholder desires to cumulate his or her votes, the accompanying proxy card should be marked to indicate clearly that the stockholder desires to exercise the right to cumulate votes and should specify how the votes are to be allocated among the nominees for directors. For example, a stockholder may write next to the name of the nominee or nominees for whom the stockholder desires to cast votes the number of votes to be cast for such nominee or nominees. Alternatively, without exercising his or her right to vote cumulatively, a stockholder may instruct the proxy holders not to vote for one or more nominees by writing the name(s) of such nominee or nominees on the space provided on the proxy card. Unless indicated to the contrary in the space provided on the proxy card, if a stockholder withholds authority to vote for one or more nominees, all cumulative votes of such stockholder will be distributed among the remaining nominees at the discretion of the proxy holders.

On all other matters, each share has one vote.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the “Inspector”). The Inspector will also determine whether or not a quorum is present. The six candidates for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected. The approval of Proposal No. 2 (ratification of the independent registered public accounting firm for the Company for the current fiscal year) will require the affirmative vote of a majority of the shares of the Company’s Common Stock present or represented and entitled to vote with respect to such matter. The final voting results will be made available on the Company’s web site (www.lamrc.com) via the Investor Relations page within fourteen days after the Annual Meeting.

In general, Delaware law provides that a quorum consists of a majority of the shares entitled to vote at the Annual Meeting. Abstentions will be treated as shares that are present or represented and entitled to vote for purposes of determining the presence of a quorum but will not be treated as votes in favor of approving any matter submitted to the stockholders for a vote. Thus, abstentions will have the same effect in this regard as negative votes. Any proxy that is properly dated, executed, and returned using the method or form of proxy enclosed will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted for the election of directors and for ratification of the appointment of the designated independent registered public accounting firm, and, with respect to any other matter or matters that may come before the meeting, as the proxy holders deem advisable in accordance with their reasonable judgment.

If a broker indicates on the enclosed proxy or its substitute that he or she does not have discretionary authority as to certain shares to vote on a particular matter (“broker non-votes”), or with respect to shares as to which proxy authority has been withheld with respect to a matter, those shares will be counted as present in determining whether a quorum for the meeting is present but will not be considered as present or represented with respect to that matter. Thus, once it is determined that a quorum is present at the Annual Meeting, broker non-votes will have no effect on either of the two proposals being voted on at the Annual Meeting. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

Employee participants in the Company’s Savings Plus Plan, Lam Research 401(k) (the “401(k) Plan”) who held Company stock in their personal 401(k) Plan accounts as of the record date are being provided with this Proxy Statement as a 401(k) Plan participant so that each such stockholder may vote his or her interest in the Company’s Common Stock as held in the 401(k) Plan. Upon receipt of properly marked and returned proxies, Lam Research Corporation as the 401(k) Plan Administrator, or American Stock Transfer and Trust Company (AST) as the Trustee, will vote the aggregate voted proxies of the 401(k) Plan participants in accordance with the proxies received. If a 401(k) Plan participant does not vote his or her interest with respect to the proposals to be voted on at this year’s Annual Meeting, then those non-voted shares will not be voted.

The cost of soliciting proxies will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers, and regular employees, without additional compensation, personally or by telephone or other communication means.

Stockholder Proposals to be Included in the Company’s 2005 Proxy Statement

Pursuant to Rule 14a-8(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), some stockholder proposals may be eligible for inclusion in the Company’s 2005 proxy statement. Any such proposal must be received by the Company no later than June 6, 2005. Stockholders interested in submitting such a proposal are advised to contact counsel familiar with the detailed requirements of the applicable securities rules.

Stockholder Proposals and Nominations to be Voted on at 2005 Annual Meeting

Stockholders of the Company may submit proposals, in addition to Rule 14a-8(e) proposals referred to above, that they believe should be voted on at an annual meeting or nominate persons for election to the Board of Directors (the “Board”).

In accordance with the Company’s bylaws, any such proposal or nomination for the 2005 annual meeting, currently scheduled for November 3, 2005, must be submitted in writing and received by the Secretary of the Company no earlier than August 4, 2005, and no later than September 4, 2005.

A stockholder’s notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by the person, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

Proposals or nominations that do not meet the requirements will not be entertained at the annual meeting. Submissions or questions should be sent to: George M. Schisler, Jr., Office of the Secretary, 4650 Cushing Parkway, Fremont, California 94538.

Stockholder nominations for director will be evaluated by Lam’s Nominating/Governance Committee in accordance with substantially the same criteria and procedures as candidates identified by the Board, its Nominating/Governance Committee, or other sources. See the section entitled “Corporate Governance” below.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Nominees

A board of six directors is to be elected at the Annual Meeting. The bylaws of the Company provide that the number of directors shall be fixed at six. The proxies cannot be voted for a greater number of persons than the six nominees named below. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s six nominees named below, each of whom is currently a director of the Company. If any nominee of the Company should decline or be unable to serve as a director as of the time of the Annual Meeting, the proxies will be voted for any substitute nominee whom shall be designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and in such event the specific nominees to be voted for will be determined by the proxy holders. Discretionary authority to cumulate the votes held by the proxy holders is solicited by this Proxy Statement. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders, or until a successor has been elected and qualified.

The Board, upon the recommendation of the Nominating/Governance Committee, has nominated the following individuals for election to the Board of Directors in accordance with the criteria and procedures discussed below in “Corporate Governance.”

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR”
EACH OF THE SIX NOMINEES FOR DIRECTOR SET FORTH BELOW.

The following table sets forth certain information concerning the nominees, which is based on data furnished by them:

Nominees for Director	Age	Director Since	Principal Occupation and Business Experience During Past Five Years
James W. Bagley	65	1997
Mr. Bagley has been Chief Executive Officer and a director of the Company since the merger of Lam and OnTrak Systems, Inc. in August 1997. Effective September 1, 1998, he was appointed Chairman of the Board of Directors. From June 1996 to August 1997, Mr. Bagley served as Chairman of the Board and Chief Executive Officer of OnTrak. He was formerly Chief Operating Officer and Vice Chairman of the Board of Applied Materials, Inc., where he also served in other senior executive positions during his 15-year tenure. Mr. Bagley held various management positions at Texas Instruments, Inc., before he joined Applied Materials. Mr. Bagley is also currently a director of Micron Technology, Inc. and Teradyne, Inc.

Nominees for Director	Age	Director Since	Principal Occupation and Business Experience During Past Five Years
David G. Arscott (1,2)	60	1980
Mr. Arscott has been a director of the Company since 1980, and was Chairman of the Board of Directors from 1982 to 1984. He is currently, and has been since 1988, a General Partner of Compass Technology Partners, an investment management firm. From 1978 to 1988, Mr. Arscott was a Managing General Partner of Arscott, Norton & Associates, a venture capital firm.

Robert M. Berdahl (2,3)	67	2001
Dr. Berdahl has been a director of the Company since January 2001. He is the former Chancellor of the University of California, Berkeley, which position he held from 1997 to June 2004. From 1993 to 1997, Dr. Berdahl was President of the University of Texas at Austin, and from 1986 to 1993, he was Vice Chancellor of Academic Affairs of the University of Illinois at Urbana-Champaign. Dr. Berdahl is also currently a director of Internet-2.

Richard J. Elkus, Jr. (1,3)	69	1997
Mr. Elkus has been a director of the Company since August 1997. He is currently, and has been since 1996, Co-Chairman of Voyan Technology. From February 1994 until April 1997, Mr. Elkus was Vice Chairman of the Board of Tencor Instruments, Inc. From February 1994 to September 1996, Mr. Elkus was Executive Vice President of Tencor Instruments. He is also currently a director of KLA-Tencor Corporation, Virage Logic Corporation, and SOPRA S.A.

Jack R. Harris (2)	62	1982
Mr. Harris has been a director of the Company since 1982. Mr. Harris is currently, and since 1999 has been, Chairman of HT, Inc. and Innovative Robotics Solutions. From 1986 until September 1999, Mr. Harris was Chairman, Chief Executive Officer, and President of Optical Specialties, Inc. Mr. Harris is also currently a director of L-3 ILEX Systems and Metara, Inc.

Grant M. Inman (1,3)	62	1981
Mr. Inman has been a director of the Company since 1981. Mr. Inman is currently, and since 1998 has been, a General Partner of Inman Investment Management. From 1985 until 1998, Mr. Inman was a General Partner of Inman & Bowman, a venture capital investment partnership. Mr. Inman is also currently a director of Paychex, Inc. and Wind River Systems, Inc., and a Trustee of the University of California Berkeley Foundation.

(1)	Member of Audit Committee.

(2)	Member of Compensation Committee.

(3)	Member of Nominating/Governance Committee.

CORPORATE GOVERNANCE

Lam’s Board of Directors and management are committed to responsible corporate governance to ensure that the Company is managed for the long-term benefit of its stockholders. To that end, during the past year, as in prior years, the Board of Directors and management have periodically reviewed and updated, as appropriate, the Company’s corporate governance policies and practices. In doing so, the Board reviews published guidelines and recommendations of institutional shareholder organizations and current best practices of similarly situated public companies. During the past year, the Board has also continued to evaluate and, when appropriate, update Lam’s corporate governance policies and practices in accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and listing standards issued by the Securities and Exchange Commission (“SEC”) and the Nasdaq National Market (“Nasdaq”).

Corporate Governance Policies and Practices

Lam has instituted a variety of policies and practices to foster and maintain responsible corporate governance, including the following:

Corporate Governance Guidelines — The Company adheres to written Corporate Governance Guidelines adopted by the Board and reviewed from time to time by the Nominating/Governance Committee, selected provisions of which are detailed below.

Corporate Code of Ethics — In 2004, the Company adopted a Code of Ethics that applies to all Lam employees, officers and members of the Board. A copy of the Code of Ethics is available on the Company’s web site (www.lamrc.com) via the Investor Relations page.

Global Standards of Business Conduct Policy — The Company has codified its standards of business conduct applicable to its employees worldwide.

Board Committee Charters — Each of Lam’s Audit, Compensation and Nominating/Governance Committees has written charters adopted by Lam’s Board of Directors that establish practices and procedures for each committee in accordance with applicable corporate governance rules and regulations. Lam’s Audit Committee and Nominating/Governance Committee Charters are available on the Company’s web site (www.lamrc.com) via the Investor Relations page. The Nominating/Governance Committee Charter is also attached to this proxy statement in Appendix A.

Board Nomination Policies and Procedures

•	Board Membership Criteria — Lam’s Corporate Governance Guidelines provide that nominees for director are evaluated on the basis of a range of criteria, including (but not limited to) business and industry experience, wisdom, integrity, analytical ability, ability to make independent judgments, understanding of the Company’s business and competitive environment, willingness and ability to devote adequate time to Board duties, and other appropriate considerations. No director shall be nominated or re-nominated after having attained the age of seventy-five years, and no director may serve on more than a total of four boards of public companies (including the Company’s Board).

•	Nomination Procedure — The Nominating/Governance Committee is responsible for identifying, evaluating, and recommending candidates for election to the Board, with due consideration for recommendations made by other Board members, the CEO, stockholders, and other sources. In addition to the above criteria, the Nominating/Governance Committee also considers the appropriate balance of experience, skills, and characteristics desirable among the members of the Board. The independent members of the Board review the Nominating/Governance Committee candidates and nominate candidates for election by the Company stockholders.

Director Independence

•	Requirements — Lam’s Corporate Governance Guidelines require that at least a majority of the Board shall be independent in accordance with Nasdaq rules and criteria for independence. In addition, no non-employee director may serve as a consultant or service provider to the Company without the approval of a majority of the independent directors.

•	Current Board Members — The Board determined at its August 2004 meeting that the following directors are independent in accordance with Nasdaq criteria for director independence: David Arscott, Robert Berdahl, Richard Elkus, Jr., Grant Inman, and Jack Harris.

•	Board Committees — All members of each of the Company’s three standing committees — the Audit, Compensation, and Nominating/Governance Committees — are required to be independent in accordance with Nasdaq criteria. See “Board Meetings and Committees” below for a description of the responsibilities of the Board’s standing committees.

•	Lead Independent Director — Pursuant to the Corporate Governance Guidelines, the Board may designate an independent director as the Lead Independent Director. Upon appointment, the lead independent director is responsible for coordinating the activities of the independent members of the Board and acting as the principal liaison between the independent directors and the Chairman/CEO when necessary and appropriate. The Nominating/Governance Committee has recommended to the Board an independent director for appointment as Lead Independent Director. The Board expects to consider this recommendation at its November 2004 board meeting.

•	Executive Sessions of Independent Directors — The Board and the Audit and Compensation Committees periodically hold meetings of only the independent directors or Committee members without management present.

Board Access to Independent Advisors

•	The Board as a whole, and each of the Board committees separately, have authority to retain and terminate such independent consultants, counselors or advisors to the Board as each shall deem necessary or appropriate.

Board Training and Self-Assessment

•	The Corporate Governance Guidelines provide that directors are expected to attend one or more training sessions or conferences to enhance their ability to fulfill their responsibilities. From time to time, the Nominating/Governance Committee conducts a review of the functioning of the Board and the Board committees.

Shareholder Communications with Board of Directors

•	Direct Communications — Any stockholder desiring to communicate with the Board of Directors or with any director regarding the Company may write to the Board or the director, c/o George M. Schisler, Jr., Office of the Secretary, Lam Research Corporation, 4650 Cushing Parkway, Fremont, CA 94538. The Office of the Secretary will forward all such communications to the director(s). In addition, any stockholder, employee, or other person may communicate any complaint regarding any accounting, internal accounting controls, or auditing matter to the attention of the Board’s Audit Committee by sending written correspondence to: Lam Research Corporation, Attention: Board Audit Committee, P.O. Box 5010, Fremont, CA 94536.

•	Annual Meeting — The Company encourages and expects its directors to attend the annual meeting of stockholders each year. All of Lam’s then-current directors attended the 2003 annual meeting.

Additional Policies and Practices

In addition to the measures discussed above, the Company maintains or has recently adopted various other policies and practices to promote responsible corporate governance, such as:

•	Preparation of a plan of succession for the offices of the CEO and other senior executives.

•	Periodic review of committee charters for each of the Audit, Compensation, and Nominating/Governance Committees which address corporate governance issues.

•	Evaluation and approval of the CEO’s compensation by the independent members of the Board, based on recommendations of the Compensation Committee.

•	Evaluation and determination of the compensation of other executive officers by the Compensation Committee.

•	Maintenance of disclosure control policies and procedures, including a Disclosure Control Committee.

•	Maintenance of a Compliance Committee, composed of the CFO and other Company managers and staff, for the purpose of identifying and addressing securities regulation compliance matters.

•	Maintenance of a procedure for receipt and treatment by the Audit Committee of anonymous and confidential employee complaints or concerns regarding audit or accounting matters.

•	Comparison by the Board and its committees of the Company’s corporate governance policies with industry best practices and those of its peers.

•	Availability of final proxy vote results on the Lam web site promptly following final compilation of the voting results.

Board Meetings and Committees

The Board of Directors of the Company held a total of five regularly scheduled or special meetings during the fiscal year ended June 27, 2004. All of the directors attended at least 75% of the aggregate number of Board meetings and meetings of Board committees on which they are a member.

The Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating/Governance Committee.

During fiscal year 2004, the Audit Committee consisted of Messrs. Arscott, Elkus, and Inman. All Audit Committee members are independent, non-employee directors. The Audit Committee held twelve meetings during fiscal 2004. The Audit Committee appoints and provides for the compensation of the Company’s independent registered public accounting firm, oversees and evaluates the work and performance of the independent registered public accounting firm, reviews the scope of the audit, considers comments made by the independent registered public accounting firm with respect to accounting procedures and internal controls and the consideration given thereto by the Company’s management, approves in accordance with applicable securities laws all professional services to be provided to the Company by its independent registered public accounting firm, reviews internal accounting procedures and controls with the Company’s financial and accounting staff, oversees a procedure that provides for the receipt, retention and treatment of complaints received by the Company and for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters, reviews and approves all related party transactions, and performs related duties as set forth in applicable securities laws, Nasdaq corporate governance guidelines, and the Committee charter. The Lam Board of Directors has determined that Mr. Elkus is an Audit Committee financial expert and that Mr. Elkus is independent in accordance with the Nasdaq criteria for director independence.

During fiscal year 2004, the Compensation Committee consisted of Messrs. Berdahl, Harris, and, beginning in May 2004, Mr. Arscott. All Compensation Committee members are independent, non-employee directors. The Compensation Committee held seven meetings during fiscal 2004. The Compensation Committee recommends the salary level, incentives, and other forms of compensation for the chief executive officer, subject to approval by the independent members of the Board; approves salary levels, incentives, and other forms of compensation for the other executive officers of the Company; administers the Company’s various incentive compensation and benefit plans; recommends policies relating to such compensation and benefit plans; and reviews and recommends to the Board all compensation arrangements applicable to the members of the Board. This Committee also has authority with respect to grants of stock options, restricted stock, deferred stock, and performance share awards to officers and other employees of the Company.

During fiscal year 2004, the Nominating/Governance Committee consisted of Messrs. Berdahl, Elkus, and Inman. All Nominating/Governance Committee members are independent, non-employee directors. The Nominating/Governance Committee held three meetings during fiscal 2004. This Committee recommends, for approval by the independent members of the Board, nominees for election as directors of the Company. Pursuant to the Committee’s charter and the Corporate Governance Guidelines, the Nominating/Governance Committee is also responsible for recommending the composition of Board committees for approval by the Board, reviewing and assessing the Corporate Governance Guidelines from time to time and recommending changes for approval by the Board, reviewing the functioning of the Board and its committees and reporting the evaluation to the Board, and reviewing the suitability of each director for continuing service on the Board.

In August 2004, the Nominating/Governance Committee recommended for Board approval, and the Board approved, the nominees for director of the Company as set forth in Proposal No. 1 above. The Nominating/Governance Committee recommended the nominees for director in accordance with the criteria and procedures set forth in “Board Nomination Policies and Procedures.”

The Nominating/Governance Committee will consider for nomination persons properly nominated by stockholders in accordance with the same policies and criteria as are applied to other nominees. In order for the Nominating/Governance Committee to consider the nomination of a person submitted by a stockholder for next year’s annual meeting, such nomination must be made in accordance with the Company’s bylaws and other procedures described above in the section captioned, “Stockholder Proposals and Nominations to be Voted on at 2005 Annual Meeting.”

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth the beneficial ownership of shares of Common Stock of the Company by: (i) each person or entity whom, based on information obtained, the Company believes beneficially owned more than 5% of the Company’s Common Stock, and the address of each such person or entity (“5% stockholder”); (ii) each current director of the Company; (iii) each named executive officer (“named executive”) described below in the section of this proxy statement captioned “Executive Compensation and Other Information”; and (iv) all current directors and current executive officers as a group. With the exception of 5% stockholders, the information below concerning the number of shares beneficially owned is provided with respect to holdings as of September 10, 2004 (the Record Date), and, with respect to the 5% stockholders, the information below is provided with respect to holdings as of June 30, 2004 (unless otherwise identified). The percentage is calculated using 135,779,483 as the number of shares outstanding as of September 10, 2004.

Name of Person or Identity of Group	Shares Beneficially Owned		Percent of Class
Fidelity Management & Research Co. One Federal Street Boston, Massachusetts 02109	17,179,086	(1)	12.65%
Franklin Advisors, Inc. One Franklin Parkway San Mateo, California 94403	8,095,224	(1)	5.96%
Capital Guardian Trust Company 333 S. Hope Street, 55th Floor Los Angeles, California 90071	7,905,338	(1)	5.82%
James W. Bagley	3,134,000	(2)	2.31%
David G. Arscott	203,917	(2)	*
Robert M. Berdahl	48,000	(2)	*
Richard J. Elkus, Jr.	116,370	(2)	*
Jack R. Harris	150,000	(2)	*
Grant M. Inman	237,499	(2)	*
Stephen G. Newberry	1,438,347	(2)	1.06%
Nicolas J. Bright	473,221	(2, 3)	*
Ernest E. Maddock	54,286	(2)	*
Steven A. Lindsay	273,063	(2)	*
Mercedes Johnson	14,074		*
All current directors and current executive officers as a group (12 persons)(4)	6,200,023	(2)	4.57%

*	Less than one percent

(1)	This information was obtained from the Nasdaq Stock Market, Inc. and was identified as representing the entity’s quarterly 13F filing with the SEC reflecting holdings as of June 30, 2004.

(2)	Includes shares subject to outstanding options that are currently exercisable or exercisable within 60 days after September 10, 2004, with respect to:

James Bagley	2,934,000	options	Stephen Newberry	1,438,347	options
David Arscott	156,000	options	Nicholas Bright	471,949	options
Robert Berdahl	48,000	options	Ernest Maddock	51,300	options
Richard Elkus, Jr.	84,000	options	Steven Lindsay	270,000	options
Jack Harris	138,000	options	Martin Anstice	44,023	options
Grant Inman	120,000	options	Abdi Hariri	27,297	options

(3)	Includes 240 shares held in trust for Mr. Bright’s dependent children.

(4)	Current directors and current executive officers, as of September 10, 2004, include: Mr. Bagley, Mr. Arscott, Dr. Berdahl, Mr. Elkus, Mr. Harris, Mr. Inman, Mr. Newberry, Mr. Bright, Mr. Lindsay, Mr. Maddock, Mr. Martin Anstice, and Mr. Abdi Hariri.

DIRECTOR COMPENSATION

Directors who are not employees of the Company customarily receive annual base retainers of $36,000. A base retainer of $36,000 was paid to each non-employee director in fiscal 2004. Directors who serve as chair of a committee of the Board receive an additional $2,000 annual retainer. In addition, non-employee directors receive $1,000 per committee meeting attended, provided that the meeting is attended in person and occurs on a day other than a day when a full board meeting is held. In addition, each non-employee director is customarily granted on or about December 15 of each calendar year an option to purchase shares of the Company’s Common Stock under the Company’s Amended and Restated 1997 Stock Incentive Plan, at an exercise price per share equal to the fair market value of one share of the Company’s Common Stock on the date of grant. In December 2002, each non-employee director was granted an option to purchase 24,000 shares of Common Stock, which constituted each non-employee director’s stock option compensation for Fiscal Years 2003 and 2004. Each option has a term of ten years and is immediately exercisable upon grant. The plan provides that unexercised options may be exercisable for six months following termination of director status by death or disability.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

The following table provides, for the three fiscal years ended June 27, 2004, June 29, 2003, and June 30, 2002, respectively, certain summary information concerning compensation paid or accrued by the Company to or on behalf of (i) the Company’s Chief Executive Officer, James W. Bagley, (ii) each of the four other most highly compensated executive officers of the Company (determined as of the end of the last fiscal year), and (iii) the Company’s former Chief Financial Officer, Mercedes Johnson, who was succeeded as Chief Financial Officer by Martin Anstice prior to the end of the last fiscal year (collectively, the “named executives”).

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(1)	Other Annual Compensation ($)(2)	Number of Securities Underlying Options (#)	All Other Compensation ($)
James W. Bagley	2004	650,000	235,000	11,193
Chairman of the Board &	2003	429,883		1,726	501,000
Chief Executive Officer	2002	90,006		283	1,000
Stephen G. Newberry	2004	567,308	530,000	6,477		1,274	(3)
President and Chief	2003	501,635	33,000	2,823	285,250	1,292	(3)
Operating Officer	2002	472,500		570	205,250	126,310	(3)
Nicolas J. Bright	2004	351,950	260,000	4,600		5,683	(4)
Sr. Vice President & Gen.	2003	280,013	16,500	1,691	156,949	6,801	(4)
Manager, Global Products	2002	245,500	56,726	336	356,949	4,379	(4)
Ernest E. Maddock	2004	283,385	180,000	474		3,994	(5)
Group Vice President,	2003	216,538	12,000	18	63,050	5,662	(5)
Global Operations	2002	190,404		2	89,750	5,074	(5)
Steven A. Lindsay	2004	169,235	160,000			5,300	(6)
Group Vice President,	2003	68,081	12,400		90,000	2,511	(6)
Global Sales & Corp. Mktg.	2002	24,232			140,000	1,007	(6)
Mercedes Johnson	2004	350,000	243,000	913		7,016	(7)
Former Sr. Vice President,	2003	313,615	15,750	487	123,300	7,094	(7)
Finance, & CFO	2002	282,385		98	5,300	6,190	(7)

(1)	Includes amounts and bonuses earned in fiscal 2004, 2003, and 2002, but deferred at the election of executive officer under the Company’s deferred compensation plans and the Company’s 401(k) Plan.

(2)	Reflects interest earned on deferred compensation, to the extent that the interest rate exceeded 120% of the applicable federal long-term rate.

(3)	Includes for fiscal 2002, $125,000 reflecting Mr. Newberry’s interest in signing bonus received at the outset of his employment with the Company and held in his deferred compensation account, which interest vested on the first anniversary of his employment with the Company. Also includes $1,274 for term life insurance premiums for 2004, $1,292 for 2003, and $1,310 for 2002.

(4)	Consists of the Company’s matching contributions to the Company’s 401(k) Plan in the amounts of $5,683 for 2004, $6,801 for 2003, and $4,379 for 2002.

(5)	Consists of the Company’s matching contributions to the Company’s 401(k) Plan in the amounts of $3,324 for 2004, $5,193 for 2003, and $4,580 for 2002; and Company-paid term life insurance premiums of $670 for 2004, $469 for 2003, and $494 for 2002.

(6)	Consists of the Company’s matching contributions to the Company’s 401(k) Plan in the amounts of $3,731 for 2004, $2,042 for 2003 and $727 for 2002; and Company-paid term life insurance premiums of $1,569 for 2004, $469 for 2003 and $280 for 2002.

(7)	Consists of the Company’s matching contributions to the Company’s 401(k) Plan in the amounts of $6,181 for 2004, $6,021 for 2003, and $4,891 for 2002; and Company-paid term life insurance premiums of $835 for 2004, $1,073 for 2003, and $1,299 for 2002.

Stock Plans

No stock option grants were made to any of the named executives during fiscal 2004. The Company does not presently grant stock appreciation rights (SARs).

The following table provides certain information concerning the exercise of options to purchase the Company’s Common Stock in the fiscal year ended June 27, 2004, and the unexercised options held as of June 27, 2004, by the named executives.

Aggregated Option Exercises by Named Executives in Last Fiscal Year,
and Fiscal Year-End Option Values

			No. of Unexercised Options at Fiscal Year-End		Value of Unexercised In-The-Money Options at Fiscal Year End(2)
Name	No. of Shares Acquired on Exercise	Value Realized ($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
James W. Bagley	1,780,000	$31,647,305	2,949,000	126,000	$46,198,040	$2,046,070
Stephen G. Newberry	455,900	$11,031,412	1,368,347	616,253	$19,007,371	$4,589,510
Nicolas J. Bright	157,500	$3,427,905	459,449	284,449	$5,257,480	$761,264
Ernest E. Maddock	111,350	$2,356,414	36,300	75,650	$189,348	$507,567
Steven A. Lindsay	200,000	$2,446,630	160,000	320,000	$1,471,624	$2,156,936
Mercedes Johnson	200,000	$4,543,967	165,150	123,300	$2,652,946	$2,060,756

(1)	Market value of underlying securities at exercise, minus the exercise price.

(2)	Market value of underlying securities at fiscal year-end, minus the exercise price.

Employment and Termination Agreements,
Change of Control Arrangements, and Retirement Benefits

Employment Agreement with Stephen G. Newberry

The Company and Mr. Newberry entered into an employment agreement effective January 1, 2003 (the “Newberry Agreement”).

The term of the Newberry Agreement is from January 1, 2003, through October 31, 2005, and will automatically extend for subsequent one-year periods without limit unless terminated by either Mr. Newberry or the Company in accordance with the provisions of the Newberry Agreement. The Newberry Agreement provides for a base salary, at a rate to be set at least annually by the Board of Directors. Under the Newberry Agreement, Mr. Newberry is entitled to participate in any performance incentive plan offered by the Company, in the Company’s Executive Deferred Compensation Plan, and in other benefit plans and compensation programs generally applicable to key executives of the Company.

In the event of involuntary termination without cause or a change in control of the Company followed by either involuntary termination or the acceptance of a position of materially lesser authority or responsibility offered to Mr. Newberry by the Company, or if the Company is acquired by another entity so that there will be no market for the Common Stock of the Company and the acquiring entity does not provide options comparable to unvested stock options held by Mr. Newberry, all unvested stock options granted to Mr. Newberry will automatically be accelerated in full so as to become fully vested. Mr. Newberry will have two years from the date of termination in which to exercise such options. If Mr. Newberry’s employment is involuntarily terminated without cause, he will be entitled to receive a lump sum payment equal to fifteen months of his then annual base compensation, and the Company will pay for fifteen months of COBRA benefits following the date of termination. If Mr. Newberry resigns voluntarily, he is not entitled to receive any severance benefits under the Newberry Agreement.

The Newberry Agreement provides that for a period of six months following Mr. Newberry’s termination of employment with the Company, Mr. Newberry may not solicit any of the Company’s employees to become employed by any other business enterprise.

Employment Agreement with Nicolas J. Bright

Effective August 1, 2003, the Company and Mr. Bright entered into an employment agreement (the “Bright Agreement”).

The term of the Bright Agreement is from August 1, 2003, through January 31, 2006, and will automatically extend for subsequent one-year periods without limit unless terminated by either Mr. Bright or the Company in accordance with the provisions of the Bright Agreement. The Bright Agreement provides for a base salary, at a rate to be set at least annually by the Board of Directors. Under the Bright Agreement, Mr. Bright is entitled to participate in any performance incentive plan offered by the Company, in the Company’s Executive Deferred Compensation Plan, and in other benefit plans and compensation programs generally applicable to key executives of the Company.

In the event of a change in control of the Company, subject to certain conditions set forth in the Bright Agreement, or involuntary termination of Mr. Bright without cause, all unvested stock options granted to Mr. Bright will automatically be accelerated in full so as to become fully vested. Mr. Bright will have two years from the date of termination in which to exercise such options. If Mr. Bright’s employment is involuntarily terminated without cause, he will be entitled to receive a lump sum payment equal to fifteen months of his then annual base compensation, and the Company will pay for fifteen months of COBRA benefits following the date of termination. If Mr. Bright resigns voluntarily, he is not entitled to receive any severance benefits under the Bright Agreement.

The Bright Agreement provides that for a period of six months following Mr. Bright’s termination of employment with the Company, Mr. Bright may not solicit any of the Company’s employees to become employed by any other business enterprise.

Employment Agreement with Ernest E. Maddock

Effective April 15, 2003, Mr. Maddock and the Company entered into an employment agreement (the “Maddock Agreement”). The term of the employment agreement was from April 15 to October 15, 2003. The Maddock Agreement expired by its terms on October 15, 2003. Under the Maddock Agreement, Mr. Maddock received an annual salary and other compensation at a rate recommended by the Company’s Chief Executive Officer and as approved by the Compensation Committee of the Board of Directors. In the event Mr. Maddock had voluntarily resigned his position or if Mr. Maddock’s employment had been involuntarily terminated by the Company before October 15, 2003, other than for cause, Mr. Maddock would have been entitled to receive certain severance benefits.

Change of Control Arrangements

In addition to the change of control provisions in the foregoing agreements, certain of the Company’s Stock Option Plans and its Employee Stock Purchase Plan provide, generally, that, upon a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, each outstanding option or right to purchase Common Stock shall be assumed, or an equivalent option or right substituted, by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation does not agree to assume the option or right or substitute an equivalent option or right, at the discretion of the plan administrator, some or all of the options granted under certain of the Stock Option Plans shall be fully exercisable, and all of the rights granted under the Employee Stock Purchase Plans shall be fully exercisable following the merger for a period from the date of notice by the Board of Directors. Following the expiration of such periods, the options and rights will terminate. Under certain other Stock Option Plans, the Plan Administrator may make other adjustments or provisions to compensate option holders.

Retirement Medical and Dental Benefits

Board members and executives who retire from the Company and who meet certain age and service requirements are allowed to continue to participate in the Company’s group medical and dental plans after retirement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

No family relationships exist or existed during fiscal 2004 among any of the Company’s directors and executive officers. Related transactions during fiscal 2004 were:

Loan to Stephen G. Newberry

In fiscal 2001, the Company’s President and Chief Operating Officer, Stephen G. Newberry, signed a promissory note with the Company entitling him to borrow up to $1,000,000 from the Company at 6.75% simple interest. The loan was secured by a mortgage on Mr. Newberry’s personal residence and was repayable, in full, together with accrued interest, no later than May 8, 2005. As of the beginning of fiscal 2004 (June 30, 2003), Mr. Newberry had been advanced $1,000,000 against the promissory note. During the fiscal quarter ended December 28, 2003, Mr. Newberry repaid the entire principal amount plus all accrued interest thereon.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No persons who were members of the Compensation Committee during fiscal year 2004 had any relationship requiring disclosure under this section. During fiscal 2004, the Compensation Committee consisted of Messrs. Arscott, Berdahl, and Harris.

REPORT OF THE COMPENSATION COMMITTEE

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended (“Securities Act”), or the Exchange Act, that might incorporate all or portions of future filings, including this Proxy Statement, the following Report of the Compensation Committee, and the Comparative Stock Performance graph below, shall not be incorporated by reference into any such filings, nor shall they be deemed to be soliciting material or deemed filed with the SEC under the Securities Act or the Exchange Act.

The Compensation Committee (the “Committee”) of the Board of Directors, composed of three independent non-employee directors, determines and administers the Company’s executive compensation policies and programs. This Committee also approves all equity incentive awards to the Company’s executive officers.

Compensation Policies

One of the Committee’s primary goals in setting compensation policies is to maintain competitive programs to attract, retain, and motivate high-caliber executives and maximize the long-term success of the Company by appropriately rewarding such individuals for their achievements. Another goal is to provide an incentive to executives to focus efforts on long-term strategic goals for the Company by closely aligning their financial interests with stockholder interests. To attain these goals, the Committee has designed the Company’s executive compensation program to include base salary, annual incentives, and long-term incentives.

In formulating and administering the individual elements of the Company’s executive compensation program, the Committee emphasizes achievement of short- and long-term objectives and strives to use prudent judgment in establishing performance objectives, evaluating performance, and determining actual incentive awards.

The Committee believes that the Company’s executive compensation programs have met these objectives. The Company has been able to attract and retain the executive talent necessary to support the corporation and promote long-term growth. The Company has also been able to reduce the payment of incentives during those periods in which the Company’s revenue and operating profits were depressed.

Compensation Components

Base Salary

The Committee establishes the base salaries of executive officers, after review of relevant data of other executives with similar responsibilities from published industry reports and surveys of similarly situated companies. Accordingly, the Committee strives to maintain the Company’s annual executive salaries at levels competitive with the market median base salaries of executive officers in similar positions. The market comprises similarly sized high-technology companies within and outside the Company’s industry.

Annual Incentives

Incentive bonuses may be provided to executives as part of a competitive compensation package. The incentive levels are intended to provide the appropriate elements of variability and risk. Incentive payments may be tied specifically to targeted corporate and/or individual performance. The Committee will establish a target incentive amount, determined through review of competitive market data for executives at similar levels, which will be incrementally reduced if the Company does not meet its targeted performance or increased if the Company exceeds its targeted performance.

In furtherance of the Committee’s compensation policies, the Committee believes that the 2004 Executive Incentive Plan, which was approved by the stockholders at the 2003 Annual Meeting, will further support and help achieve the Committee’s stated compensation objectives by providing appropriate performance-related incentives to Lam executives.

Long-Term Incentives

Stock Options

The Committee grants stock options to focus an executive’s attention on the long-term performance of the Company and on maximizing stockholder value. The grant of stock options is closely tied to individual executive performance. The Committee grants such stock options after a review of various factors, including the executive’s potential contributions to the Company, current equity ownership in the Company, and vesting rates of existing stock options, if any. Stock options are granted with an exercise price equal to the fair market value of the Company’s stock at the time of grant and utilize vesting periods intended to encourage retention of executive officers. Because of the direct benefit executive officers receive through improved stock performance, the Committee believes stock options serve to align the interests of executive officers closely with those of other stockholders.

Deferred Compensation Plan

Another component of the Company’s executive compensation program is the Elective Deferred Compensation Plan (the “Deferred Plan”), a voluntary, non-tax-qualified, deferred compensation plan that encourages executives to save for retirement. Under the Deferred Plan, participants are entitled to defer compensation until retirement, death, other termination of employment, or until specified dates.

Compensation of Chief Executive Officer

The Committee bases the compensation of the Company’s Chief Executive Officer (“CEO”) on the policies and procedures described above. In determining the Chief Executive Officer’s base salary and incentive bonus (if any), the Committee examines compensation levels for other chief executive officers in high-technology firms within and outside the industry. The Committee compares this information to the relevant performance of such firms relative to the Company’s performance.

Pursuant to the Compensation Committee Charter, the Committee reviews corporate goals and objectives as relevant to the CEO; evaluates the CEO’s performance in light of these goals and objectives; and, based on this evaluation, recommends the CEO’s compensation package for approval by the independent members of the Board, including any employment agreement, severance arrangement, change-in-control arrangement, equity grant, or special or supplemental employee benefit, and any material amendment to any of the foregoing, between the Company and the CEO.

James W. Bagley

The previous employment agreement with Mr. Bagley expired by its terms in August 2002. Mr. Bagley and the Company are currently in discussions regarding the terms of a new employment agreement.

Beginning in fiscal 2003, the Board set Mr. Bagley’s base salary at an annualized rate of $650,000. In February 2004, the Committee recommended, and the Board of Directors approved, that Mr. Bagley’s base salary remain at $650,000 for calendar year 2004. Mr. Bagley is entitled to participate in the Company’s incentive bonus programs available to other senior executives. During fiscal 2004 Mr. Bagley received bonus compensation of $235,000. No new stock options were granted to Mr. Bagley in fiscal 2004.

In October 2002 and July 2003 the Company made modifications to one of Mr. Bagley’s stock option grants. The modifications extended the contractual life of and added additional vesting requirements to the stock option grant. The additional vesting requirements provided for acceleration after each of the following conditions were met: (1) the Nasdaq National Market closing price of the Company’s common stock reached or exceeded $20.00 per share, and (2) applying U.S. generally accepted accounting principles, the Company’s fiscal quarter net income exceeded $2.5 million after deducting any incremental amortization expense that resulted from acceleration of this same option. The two conditions need not have been met simultaneously nor in a specific order. Both conditions were met during the fiscal quarter ended September 28, 2003, and, as a result, all options under this arrangement were immediately vested in full.

Effect of Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code (“the Code”) generally limits the corporate deduction for compensation paid to certain executive officers to $1 million, unless the compensation is performance-based. The Committee has carefully considered the potential impact of this tax code provision on the Company and has concluded in general that the best interests of the Company and the stockholders are and will be served if certain of the Company’s short-term incentives and stock-based long-term incentives qualify as performance-based compensation within the meaning of the Code. It is the Committee’s intention that, so long as it is consistent with the Company’s overall compensation objectives, virtually all executive compensation will be deductible by the Company for federal income tax purposes. The stockholder-approved 2004 Executive Incentive Plan allows that when performance goals are met and compensation is granted under the plan, that compensation will be tax-deductible to the Company.

COMPENSATION COMMITTEE
David G. Arscott
Robert M. Berdahl
Jack R. Harris

REPORT OF THE AUDIT COMMITTEE

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act or the Exchange Act that might incorporate all or portions of future filings, including this Proxy Statement, the following Report of the Audit Committee shall not be incorporated by reference into any such filings, nor shall they be deemed to be soliciting material or deemed filed with the SEC under the Securities Act or the Exchange Act.

Under the guidance of a written Charter adopted by the Board of Directors, the purpose of the Audit Committee is to monitor the integrity of the financial statements of the Company, oversee the independence of the Company’s independent registered public accounting firm, appoint and provide for the compensation of the independent registered public accounting firm, and evaluate the performance of the independent registered public accounting firm. Pursuant to the Audit Committee Charter, the Audit Committee also is responsible to review and approve all related-party transactions. Each of the members of the Audit Committee meets the independence requirements of Nasdaq.

Management has the primary responsibility for the system of internal control and the financial reporting process. The independent registered public accounting firm has the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (U.S.). The Audit Committee has the responsibility to monitor and oversee these processes.

In this context and in connection with the audited financial statements contained in the Company’s Annual Report on Form 10-K, the Audit Committee:

•	reviewed and discussed the audited financial statements with Company management;

•	discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement of Auditing Standards No. 61, “Communication with Audit Committees,” as amended by Statement of Auditing Standards No. 90, “Audit Committee Communications”;

•	reviewed the written disclosures and the letter from Ernst & Young LLP, required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with the independent registered public accounting firm its independence;

•	based on the foregoing reviews and discussions, recommended to the Board of Directors that the audited financial statements be included in the Company’s 2004 Annual Report on Form 10-K for the fiscal year ended June 27, 2004, filed with the Securities and Exchange Commission; and

•	instructed management and the independent registered public accounting firm that the Committee expects to be advised if there are any subjects that require special attention.

AUDIT COMMITTEE
David G. Arscott
Richard J. Elkus, Jr.
Grant M. Inman

RELATIONSHIP WITH
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP (“Ernst & Young”) has audited the Company’s consolidated financial statements since the Company’s inception.

Fees Incurred to Ernst & Young LLP

The table below shows the fees billed by Ernst & Young for audit and other services provided to the Company in fiscal years 2004 and 2003.

Services / Type of Fee	FY 2004	FY 2003
Audit Fees (1)	$866,000	$722,000
Audit-Related Fees (2)	$74,000	$236,000
Tax Fees (3)	$9,000	$0
All Other Fees (4)	$0	$44,000
Total	$949,000	$1,002,000

(1)	Audit fees represent fees for professional services provided in connection with the audits of annual financial statements, reviews of quarterly financial statements, and audit services related to other statutory or regulatory filings or engagements.

(2)	Audit-related fees consist primarily of fees for assurance and related services pertaining to accounting consultations, SEC registration statements, and consultations and work related to the Sarbanes-Oxley Act of 2002 and related regulations.

(3)	Tax fees represent fees for services primarily related to international tax compliance during fiscal 2004.

(4)	All other fees relate principally to fees for subsidiary-related services during fiscal 2003.

The Audit Committee reviewed summaries of the services provided by Ernst & Young and the related fees during fiscal 2004 and has determined that the provision of non-audit services was compatible with maintaining the independence of Ernst & Young as the Company’s independent registered public accounting firm.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services

It is the responsibility of the Audit Committee to approve, in accordance with Sections 10A(h) and (i) of the Exchange Act and the Rules and Regulations of the SEC, all professional services, to be provided to the Company by its independent registered public accounting firm, provided that the Audit Committee shall not approve any non-audit services proscribed by Section 10A(g) of the Exchange Act in the absence of an applicable exemption.

It is the policy of the Company that the Audit Committee pre-approves all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm, consistent with the criteria set forth in the Audit Committee Charter and applicable laws and regulations. The Committee has delegated to the Chair of the Committee the authority to pre-approve such services, provided that the Chair shall report any decision on his part to pre-approve such services to the full Audit Committee at its next regular meeting. These services may include audit services, audit-related services, tax services, and other services. The independent registered public accounting firm and Company management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm pursuant to any such pre-approval.

Certain Ernst & Young Non-Audit Services in Previous Years Relating to Lam Subsidiaries

As part of its normal review, the Audit Committee carefully evaluates and examines its relationship with its independent registered public accounting firm. In its review of independence this year, the Company was made aware that Ernst & Young was considering the impact of certain services that Ernst & Young’s affiliates had performed for Lam subsidiaries. These services were discontinued in 2002, and the related fees were insignificant. Based on its investigation of the facts, Ernst & Young determined that its independence had not been impaired.

The Audit Committee separately reviewed the relevant facts and circumstances. Based on its review and discussions with Ernst & Young and independent legal advisors, the Committee concluded that Ernst & Young is and has been capable of exercising objective and impartial judgment on all issues encompassed within its engagement as Lam’s independent registered public accounting firm.

COMPARATIVE STOCK PERFORMANCE

The following graph and table compare the cumulative total stockholder return on the Company’s Common Stock (“LRCX”) with the cumulative total return on the Nasdaq Stock Market Index (U.S. companies only), the Research Data Group (“RDG”) Semiconductor Composite Index, and the Smith Barney Semiconductor Equipment Index over the last five fiscal years. The graph and table assume an investment of $100 in LRCX and in each index on July 1, 1999, and that dividends, if any, were reinvested. The graph and table depict the change in value of LRCX in relation to the indices as of June 30th of each year (and not for any interim or other period). The stock price performance shown on the graph and table below is not necessarily indicative of future price performance.

The graph and table below have been furnished by the RDG. The stock performance data and graph in the Company’s 2003 Proxy Statement were provided by Smith Barney. Lam changed its comparative index and its provider of stock performance data this year to RDG because the RDG Semiconductor Composite Index is a published industry index. Both the RDG and Smith Barney indices are reflected in the graph and table below for reference and comparison.

		Cumulative Total Return ($$) ($100 Initial Investment)
		As of June 30
	1999	2000	2001	2002	2003	2004
Lam Research Corporation	100.00	240.99	190.54	115.55	117.35	172.23
Nasdaq Stock Market Index (U.S.)	100.00	192.63	68.90	58.51	56.29	76.71
RDG Semiconductor Composite Index	100.00	222.81	107.11	69.92	66.47	89.51
Smith Barney Semiconductor Equip. Index	100.00	243.31	112.81	75.40	68.67	89.87

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of June 27, 2004, regarding securities authorized for issuance under the Company’s equity compensation plans. The equity compensation plans of the Company include the 1991 Stock Option Plan, the 1996 Performance-Based Restricted Stock Plan, the 1997 Stock Incentive Plan, the 1999 Stock Option Plan, and the 1999 Employee Stock Purchase Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (1)(2)		Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	6,183,088	(3)	$13.87	4,558,933 (4)
Equity compensation plans not approved by security holders	16,632,465	(5)	$19.19	2,683,444
Total	22,815,553		$17.75	7,242,377

(1)	Does not include 15,687 issued shares of restricted stock with a weighted average price at issue of $6.38 per share, which were issued under the 1996 Performance-Based Restricted Stock Plan.

(2)	Does not include options that Lam assumed under the OnTrak Systems, Inc.’s (“OnTrak”) stock option plans pursuant to the merger of OnTrak into Lam. After giving effect to the exchange ratio provided in the merger, stock options exercisable for 803,000 shares of Lam common stock remain outstanding. These options have a weighted average exercise price of $6.93 per share. Following the merger, no further awards have been or will be made under the OnTrak Plans.

(3)	Includes shares issuable under the Company’s 1997 Stock Incentive Plan (the “1997 Plan”). The 1997 Plan was adopted by the Board in May 1997 and approved by the stockholders of the Company in August 1997. In October 2002, the Board amended the 1997 Plan to provide for the issuance of restricted stock unit awards, allow all 1997 Plan participants to participate in exchanges of stock options previously permitted under the 1997 Plan, and provide that vesting of restricted stock, deferred stock, performance share and restricted stock unit awards would be determined by the Administrator of the Plan at the time of the award grant.

(4)	Includes 2,735,325 shares available for future issuance under the 1999 Employee Stock Purchase Plan (“1999 ESPP”). This number does not include shares that may be added to the 1999 ESPP share reserve in the future in accordance with the terms of the 1999 ESPP, as amended.

In fiscal year 2004, the Company’s stockholders approved an amendment to the 1999 ESPP to each year automatically increase the number of shares available for issuance under the 1999 ESPP by a specific amount on a one-for-one basis with shares of Common Stock that the Company will redeem in public market and private purchases for such purpose. During fiscal year 2004, the number of shares of Lam Common Stock reserved for issuance under the 1999 ESPP increased by 2.0 million shares to 11.0 million shares, subject to repurchase of an equal number of shares in public market or private purchases.

(5)	Includes shares issuable under the Company’s 1999 Stock Option Plan (the “1999 Option Plan”). The 1999 Option Plan reserves for issuance up to 27,500,000 shares of the Company’s Common Stock and is administered by the Compensation Committee of the Board (the “Administrator”).

The 1999 Option Plan was adopted by the Board as of November 5, 1998 (the “Effective Date”) and amended and restated as of October 16, 2002 and November 7, 2002. All directors, officers and employees of Lam and its designated subsidiaries, as well as consultants, advisors or independent contractors who provide valuable services to the Company or such subsidiaries, are eligible to participate in the 1999 Option Plan.

Nonstatutory stock options, deferred stock, restricted stock, performance shares, and restricted stock unit awards (collectively, the “Awards”) may be granted under the 1999 Option Plan. Stock options granted under the 1999 Option Plan must have an exercise price that is not less than the fair market value of the Company’s Common Stock on the date of the grant. The Administrator shall determine the participants to whom Awards shall be granted and the terms of such Awards. The 1999 Option Plan terminates ten years from the Effective Date.

In the event of a corporate transaction such as a change of control, the 1999 Option Plan provides that each outstanding Award shall be assumed, or an equivalent Award substituted, by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation does not agree to assume the Award or substitute an equivalent Award, subject to limitations that may be placed in an Award on the date of grant, outstanding Awards shall accelerate and become fully exercisable.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Unless marked otherwise, proxies received will be voted “FOR” the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the current fiscal year. Ernst & Young has been the Company’s independent registered public accounting firm (auditor) since fiscal year 1981.

The audit services of Ernst & Young during fiscal 2004 included the examination of the consolidated financial statements of the Company and services related to filings with the SEC and other regulatory bodies.

The Audit Committee of the Company meets with Ernst & Young on an annual or more frequent basis. At such time, the Audit Committee reviews both audit and non-audit services performed by Ernst & Young, as well as the fees charged for such services. Among other things, the Committee examines the effect that the performance of non-audit services, if any, may have upon the independence of the independent registered public accounting firm. All professional services provided by Ernst & Young, including such non-audit services, if any, are subject to approval by the Audit Committee in accordance with applicable securities laws, rules and regulations. For more information, see the “Report of the Audit Committee” and the “Relationship with Independent Registered Public Accounting Firm” sections above.

A representative of Ernst & Young is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from the stockholders.

Approval of Proposal No. 2 will require the affirmative vote of a majority of the outstanding shares of Common Stock present or represented and voting on such Proposal at the Annual Meeting.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2005.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors, and persons who own more than 10% of a registered class of the Company’s equity securities to file an initial report of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC. Executive officers, directors, and greater than 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file such reports on a timely basis. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that all of these requirements were satisfied during the 2004 fiscal year. In addition, a voluntary Form 4 was filed on March 18, 2004, reflecting a gift transfer of stock by Mr. Bagley that occurred on December 31, 2003.

OTHER MATTERS

The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the proxy holders named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

It is important that your stock holdings be represented at the meeting, regardless of the number of shares you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy card in the enclosed envelope or otherwise exercise your stockholder voting rights by telephone or Internet, as provided in the materials accompanying this Proxy Statement.

By Order of The Board of Directors,

George M. Schisler, Jr.
Assistant Secretary

Fremont, California
Dated: October 8, 2004

APPENDIX A

NOMINATING/GOVERNANCE COMMITTEE CHARTER

Adopted by the Board of Directors of Lam Research Corporation

Purpose

The purpose of the Nominating/Governance Committee (the “Committee”) of the board of directors (the “Board”) of Lam Research Corporation (the “Company”) is to identify individuals qualified to serve as members of the Board of the Company, and recommend nominees for election as directors of the Company, evaluate the Board’s performance, develop and recommend to the Board corporate governance guidelines, and provide oversight with respect to corporate governance and ethical conduct.

Composition

The Committee shall be composed of two or more directors, as determined by the board of directors, each of whom shall satisfy the requirements of the principal stock exchange or quotation service on which the Company’s shares are listed or quoted.

Responsibilities

The Committee is charged by the Board with the responsibility to:

1.    Identify and evaluate individuals qualified to serve as members of the Board; recommend to the independent directors of the Company nominees for election as directors of the Company at the next annual or special meeting of stockholders at which directors are to be elected; and identify, evaluate and recommend individuals to fill any vacancies or newly created directorships that may occur between such meetings.

2.    Make recommendations to the Board annually after consultation with the Chair of the Board and the Lead Independent Director, if any, with respect to assignment of Board members to committees and for committee chairs; and, as appropriate, recommend rotation or removal of directors from Board committees.

3.    Cause to be prepared and recommend to the Board the adoption of corporate governance guidelines, and from time to time review and assess the guidelines and recommend changes for approval by the Board.

4.    Conduct from time to time a review of the Board and the Board committees in accordance with the Company’s Corporate Governance Guidelines and the committee charters, and report the evaluation to the Board.

5.    Conduct a suitability review of each director on a regular schedule, and use the results of these reviews in connection with each director’s re-nomination.

6.    Cause to be prepared and adopted a code of ethics/conduct meeting legal requirements and the requirements of the principal stock exchange or quotation service on which the Company’s shares are listed or quoted.

7.    Provide minutes of Committee meetings to the Board, and report to the Board on any significant matters arising from the Committee’s work.

8.    Review and assess from time to time, this Charter and, if appropriate, recommend changes to the Board.

9.    Perform such other duties and responsibilities as may be assigned to the Committee by the Board.

Authority

By adopting this Charter, the Board delegates to the Committee full authority in its discretion to:

1.    Perform each of the responsibilities of the Committee described above.

2.    Appoint a chair of the Committee, unless the Board designates a chair.

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3.    Engage and terminate search firms, independent counsel and other advisers as the Committee determines necessary to carry out its responsibilities, and approve the fees and other terms of retention of any such search firms, independent counsel and other advisers.

4.    Cause the officers of the Company to provide such funding, as the Committee shall determine to be appropriate for payment of compensation to any search firm or other advisers engaged by the Committee.

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C/O DANIEL RABAGO 4650 CUSHING PARKWAY, CA-1 FREMONT, CA 94538

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Lam Research Corp., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
LMRES1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LAM RESEARCH CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

Vote On Directors				For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee's number on the line below.
1.	01) James W. Bagley; 02) David G. Arscott; 03) Robert M. Berdahl; 04) Richard J. Elkus, Jr.; 05) Jack R. Harris; 06) Grant M. Inman
				☐	☐	☐

Vote On Proposal							For	Against	Abstain

2.				Proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year 2005.			☐	☐	☐

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, all such stockholders should sign.)

For address changes and/or comments, please check this box and write them on the back where indicated				☐

Please indicate if you plan to attend this year's annual meeting		☐	☐
		Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)		Date

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF LAM RESEARCH CORPORATION IN CONJUNCTION WITH THE 2004 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 4, 2004

     The undersigned stockholder of LAM RESEARCH CORPORATION, a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated October 8, 2004, and the 2004 Annual Report to Stockholders, and hereby appoints James W. Bagley and George M. Schisler, Jr., or either of them, proxy holders and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2004 Annual Meeting of Stockholders of LAM RESEARCH CORPORATION to be held on November 4, 2004 at 11:00 a.m. local time, at the principal executive offices of the Company at 4650 Cushing Parkway, Fremont, California 94538, and for any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT FISCAL YEAR AND, AS SAID PROXY HOLDERS DEEM ADVISABLE, ON SUCH OTHER MATTER OR MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Address Changes/Comments:

(If you noted any address changes/comments above, please mark corresponding box on other side.)

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED RETURN-ADDRESSED AND POSTAGE-PAID ENVELOPE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)